EXHIBIT 32

MAMMATECH CORPORATION
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Mammatech Corporation (the “Company”) on Form 10-QSB for the period ended November 30, 2006, asfiled with the Securities and Exchange Commission on the date hereof (the “Report”), we, Henry S. Pennypacker, Presidentm Chief Executive Officer and Director and Mary Bailey Sellers, Treasurer, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:     January 12, 2007

By: /s/ Henry S. Pennypacker Henry S. Pennypacker Title: President, Chief Executive Officer and Director

/s/ Mary Bailey Sellers Mary Bailey Sellers Title: Treasurer, Chief Financial Officer and Director

     This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.